Exhibit 5.1

W I L L I A M S ♦ S C H I F I N O

WILLIAMS SCHIFINO MANGIONE & STEADY P.A.
ATTORNEYS AT LAW

October 11, 2006

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Serefex Corporation
                              Form SB-2 Registration Statement

Dear Sir/Madam:

    We refer to the above-captioned registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Serefex Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration of up to 29,500,000 shares of the Company’s common stock.

    We have examine the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

    Based on our examination mentioned above, we are of the opinion that the 2,777,778 shares previously issued to Cornell Capital Partners, L.P. and Newbridge Securities Corporation and covered by the registration statement, were, when issued, duly authorized, legally and validly issued and fully paid and non-assessable under the laws of the State of Delaware. Further the issuance of the 26,722,222 shares being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable under the laws of the State of Delaware.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus.

Yours truly,

Williams Schifino Mangione & Steady, P.A.
/s/ William J. Schifino, Sr., Esq.